EXHIBIT 16.1

August 25, 2010

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

RE: Umami Sustainable Seafood Inc.

Ladies and Gentlemen:

We have read the statements of Umami Sustainable Seafood Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated August 27, 2009 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

By:	/s/ Madsen & Associates CPA’s Inc.